Exhibit 3.17

ARTICLES OF INCORPORATION

VAN TIMBER COMPANY

For Profit

[SEAL]

The undersigned person, pursuant to Sections 79-4-2.02 of the Mississippi Code of 1972, as amended, hereby executes the document and sets forth:

1.             The name of the corporation is:  VAN TIMBER COMPANY

2.             Domicile address is:             1375 One Jackson Place

188 East Capitol Street

Jackson, Mississippi

3.             The period of duration is perpetual.

4.             The number of shares the corporation is authorized to issue is as follows:

Class	Number of Shares

Common	100,000

5.             The street address of its initial registered office is: 1375 One Jackson Place, Jackson, Mississippi, 39201, and the name of the agent at such address is William J. Van Devender.

6.             The name and complete address of the incorporator is as follows:

Walter S. Weems

248 East Capitol Street

1400 Trustmark Building

Jackson, Mississippi  39201

DATED:	February 24, 1994	/s/ Walter S. Weems
Walter S. Weems
Incorporator